UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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 Filed by a Party other than the Registrant  ☐
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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

CAPITAL TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 10, 2011
Dear Stockholders:
You recently received proxy materials in connection with the 2011 annual meeting of stockholders scheduled for 10:00 a.m. Eastern Time on Friday, June 24, 2011. According to our latest records, your proxy vote has not yet been received.
Your vote is important no matter how few or how many shares you own. Your board of directors unanimously recommends that you vote “FOR” each of the four proposals contained in the proxy statement.
Since time is short, please vote today by phone or internet. It is quick and easy.

TO VOTE BY TOUCHTONE PHONE:	TO VOTE THROUGH THE INTERNET:
Call the toll-free number on the enclosed voting instruction form and follow the instructions.	Go to www.proxyvote.com and follow the instructions on the website to vote your shares.
Alternatively you can vote by signing, dating and returning the enclosed voting instruction form in the envelope provided.
If you have any questions or need assistance voting your shares, please call MacKenzie Partners, our proxy solicitation advisors, toll-free at (800) 322-2885 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.
Thank you in advance for your support and for acting promptly.
On behalf of your Board of Directors,
Sincerely,
Geoffrey G. Jervis
Secretary
410 Park Avenue 14th Floor New York, New York 10022 212.655.0220 Fax 212.655.0044 NYSE Symbol: CT